SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

April 16, 2003

Date of Report (date of earliest event reported)

CELERITEK, INC.

(Exact name of Registrant as specified in its charter)

California	0-23576	77-0057484

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3236 Scott Boulevard
Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-5060

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4

Item 5. Other Events

     On March 25, 2003, Celeritek, Inc. (the “Company”) issued a press release announcing that its Board of Directors would implement a number of initiatives to further strengthen the Company’s corporate governance practices. On April 7, 2003, the Company filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission relating to a special meeting of its shareholders to be held on May 19, 2003 in which the Company stated that its Board of Directors had recently adopted a number of corporate governance initiatives designed to further strengthen the Company’s corporate governance practices. Among the actions taken by the Company’s Board of Directors was (i) the adoption of new charters for its Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee to ensure that committee roles and responsibilities are clearly defined and that shareholders’ interests are best served by committees with focused agendas, and (ii) the adoption of corporate governance guidelines. A copy of each of such committee charters and corporate governance guidelines adopted by the Company’s Board of Directors is attached as an exhibit hereto and incorporated herein by reference.

     In addition to the foregoing, in the Preliminary Proxy Statement, the Company stated that, in November 2002, it had entered into change-of-control agreements with each of Tamer Husseini and Margaret Smith, the Company’s Chief Executive Officer and Chief Financial Officer, respectively. A copy of each of such change-of-control agreements is attached as an exhibit hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

10.1	Change of Control Severance Agreement by and between Celeritek, Inc. and Tamer Husseini, dated November 22, 2002.
10.2	Change of Control Severance Agreement by and between Celeritek, Inc. and Margaret Smith, dated November 22, 2002.
99.1	Charter for the Audit Committee of the Board of Directors.
99.2	Charter for the Compensation Committee of the Board of Directors.
99.3	Charter for the Corporate Governance and Nominating Committee of the Board of Directors.
99.4	Corporate Governance Guidelines.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.

Date: April 16, 2003	By:	/s/ Margaret E. Smith

Margaret E. Smith
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Severance Agreement by and between Celeritek, Inc. and Tamer Husseini, dated November 22, 2002
10.2	Change of Control Severance Agreement by and between Celeritek, Inc. and Margaret Smith, dated November 22, 2002
99.1	Charter for the Audit Committee of the Board of Directors
99.2	Charter for the Compensation Committee of the Board of Directors
99.3	Charter for the Corporate Governance and Nominating Committee of the Board of Directors
99.4	Corporate Governance Guidelines